Exhibit 32.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (of subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Bio Green Med Solution, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2026	/s/ Datuk Dr. Doris Wong Sing Ee
Datuk Dr. Doris Wong Sing Ee
President & Chief Executive Officer